Exhibit 10.1
Form of Support Agreement
February 27, 2024

Southern States Bancshares, Inc.
615 Quintard Avenue
Anniston, Alabama 36201
Attention: Mark Chambers
Dear Mr. Chambers:
The undersigned is a director of CBB Bancorp (“CBB”) and is the beneficial owner of shares of common stock, par value $0.01 per share, of CBB (“CBB Common Stock”). CBB and Southern States Bancshares, Inc., an Alabama corporation (“SSB”), have executed an Agreement and Plan of Merger dated as of February 27, 2024 (the “Agreement”) pursuant to which CBB will merge with and into SSB (the “Merger”). SSB has requested the execution and delivery of this letter agreement (“letter agreement”) as a condition to its execution and delivery of the Agreement. In consideration of the substantial expenses that SSB will incur in connection with the transactions contemplated by the Agreement and in order to induce SSB to execute the Agreement and proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a stockholder of CBB and not in his or her capacity as a director of CBB, as follows:
1.a) The undersigned, while this letter agreement is in effect, shall vote or cause to be voted all of the shares of CBB Common Stock that the undersigned shall be entitled to so vote, whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, at the CBB Stockholders Meeting (as defined in the Agreement), for the approval of the Agreement and the Merger. In addition, the undersigned shall vote the CBB Common Stock against any Acquisition Proposal (as defined in the Agreement) or any amendment to CBB’s articles of incorporation or bylaws or other proposal which would in any manner delay, impede, frustrate, prevent or nullify the Agreement or the Merger.

b)    The undersigned hereby covenants and agrees that between the date hereof and the termination of this letter agreement pursuant to paragraph 5 below, the undersigned shall not transfer or offer to transfer or consent to any transfer of any or all of the CBB Common Stock without the prior written consent of SSB, grant any proxy (other than a proxy to vote for the Merger), power-of-attorney or other authorization or consent with respect to any or all of the CBB Common Stock or deposit any or all of the CBB Common Stock with a voting trust or enter into a voting agreement respecting the CBB Common Stock, provided that the undersigned may transfer any or all of the CBB Common Stock to any member of the undersigned’s immediate family, or upon the death of the undersigned, as long as the transferee agrees in writing, in form and substance reasonably satisfactory to SSB, to be bound by all of the terms of this letter agreement.
c)    The undersigned waives and agrees not to exercise any rights of appraisal.
2.The undersigned has had access, prior to the execution of this letter agreement, to the information the undersigned believes is needed and desired in connection with the evaluation of the Merger and has had, during the course of the transaction and prior to the execution of this letter agreement, the opportunity to ask questions of, and receive answers from, SSB and each of its officers and legal counsel concerning SSB’s business, management and financial affairs and the terms and conditions of the transactions contemplated by the Agreement and to review SSB’s operations and business plan and to obtain additional information necessary to assess the transactions contemplated by this letter agreement and the Agreement.

3.The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, SSB shall be entitled to seek temporary and permanent injunctive relief.

4.The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a stockholder of CBB and shall not in any way limit or affect actions the undersigned may take in his or her capacity as director of CBB. Nothing in this letter agreement shall prevent the undersigned’s satisfaction of fiduciary duties as set forth in Section 6.2(c) of the Agreement, provided that the undersigned’s obligations hereunder shall not be affected by a Change in the CBB Recommendation (as defined in the Agreement) of the board of directors of CBB or SSB as to the Merger.

5.This letter agreement shall automatically terminate upon the earlier of (i) termination of the Agreement in accordance with its terms, or (ii) consummation of the Merger.

6.This letter agreement (and any claims, causes of action or disputes that may be based upon, arise out of or relate hereto or thereto to the transactions contemplated hereby and thereby, to the negotiation, execution or performance hereof or thereof, or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with the laws of the State of Alabama, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the laws of any other jurisdiction.

7.This letter agreement, together with the Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this letter agreement. This letter agreement is not intended to and does not confer upon any person other than the parties any legal or equitable rights or remedies. No representation, warranty, inducement, promise, understanding or condition not set forth in this letter agreement or the Agreement has been made or relied upon by any of the parties to this letter agreement.

8.Any provision of this letter agreement may be waived by the party benefited by the provision, but only in writing. The parties hereto may not amend or modify this letter agreement except in such manner as may be agreed upon by a written instrument executed by the parties hereto.

9.In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law. The provisions hereof are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this letter agreement as of the date first above written.
Very truly yours,

Signature

Name (please print)

Accepted and agreed to as of
the date first above written.

SOUTHERN STATES BANCSHARES, INC.

By:
    Name: Mark Chambers
    Its: Chief Executive Officer